SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED     AVERAGE
                        DATE             SOLD(-)          PRICE(2)
 COMMON STOCK-PARK-OHIO HLDGS CORP.
          GAMCO ASSET MANAGEMENT INC.
                      11/22/05            3,800-           15.0000
                      11/21/05            5,000-           14.6890
                      11/14/05              200-           15.1200
                      11/04/05            1,000-           16.4332
                      10/24/05            2,000-           15.4500
          GABELLI FUNDS, LLC.
               GABELLI EQUITY TRUST
                      10/31/05            3,000            16.6114

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASADAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.